UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):
October 9, 2007 (October 2, 2007)

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JDS UNIPHASE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On October 2, 2007, the Board of Directors of JDS Uniphase Corporation (the “Company”) approved, and the Company and Kevin J. Kennedy entered into, an employment agreement (the “Agreement”) replacing Mr. Kennedy’s previous employment agreement dated September 1, 2003 (the “Former Agreement”). The Former Agreement had an original term of September 1, 2003 to August 31, 2007. Pursuant to the Agreement the term commenced on September 1, 2007 and shall expire on August 31, 2009, subject to being automatically renewed for additional periods of one year each unless sooner terminated pursuant to the terms of the Agreement.

Mr. Kennedy’s base salary under the Agreement is $800,000, retroactive to September 1, 2007. In addition, Mr. Kennedy is eligible to earn an annual bonus under the Company’s established incentive plan(s) for senior executives with a target bonus of 100% of his annual base salary and a range of potential bonus from 0% to a maximum bonus of up to 125% of his annual base salary, based upon achievement of objectives determined by the Company from time to time. Mr. Kennedy is also eligible to participate in an individual performance-based bonus program (the “CEO Incentive Plan”) with performance targets to be established by the Company’s Board of Directors and reasonably agreed upon by Mr. Kennedy (the “CEO Bonus Targets”). Under the CEO Incentive Plan, subject to achievement of minimum performance criteria, Mr. Kennedy is eligible to receive a minimum bonus of 50% of his annual base salary, and a maximum bonus of up to 125% of his annual base salary. Any bonus paid to Mr. Kennedy under the Company’s established incentive plan(s) for senior executives shall be a credit against and will be deducted from any obligation of the Company to Mr. Kennedy under the CEO Incentive Plan.

Within thirty days from October 1, 2007, the Company will award Mr. Kennedy a grant of 175,000 deferred stock units which will be fully vested upon the date of grant, such shares to be delivered to Mr. Kennedy upon the sooner to occur of: (i) the date upon which Mr. Kennedy’s service to the Company terminates for any reason; (ii) upon a change of control (as defined in the Agreement), or (iii) on the second anniversary of the date of the grant of the deferred stock units.

Within thirty days from October 1, 2007, the Company also will award Mr. Kennedy a grant of 200,000 restricted stock units (“RSUs”) under the Company’s then effective equity incentive plan(s). This award shall vest in equal installments on each of the first and second anniversaries of the date of grant.

Pursuant to the Agreement, no later than the last business day of the first fiscal quarter of the Company’s 2009 fiscal year the Company will award Mr. Kennedy a grant of a minimum of 375,000 RSUs under the Company’s then effective equity incentive plan(s). This award shall be subject to the following conditions of vesting:

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40% of the award shall vest at the rate of 1/4th of the awarded units (for clarity, 37,500 RSUs per half fiscal year), which such vesting shall occur upon the date of the Company’s public release on Form 8-K of its fiscal results every other fiscal quarter, commencing with release of quarterly financial results for the second fiscal quarter of the Company’s 2009 fiscal year, and subject to the achievement of performance criteria to be established by the Board of Directors in its sole discretion; and

•	60% of the award shall vest in three equal annual installments on the first, second and third anniversaries of the grant date.

The Agreement provides that in the event of a qualifying termination, Mr. Kennedy will be entitled to receive (i) a benefit equivalent to three years’ salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus three years’ bonus (calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan), (ii) three years of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (iii) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months. A qualifying termination under the Agreement is any termination by the Company other than for cause or any voluntary termination for good reason, both as defined in the Agreement.

The Agreement provides that as soon as reasonably practicable the Company will procure a policy of insurance which shall provide that if Mr. Kennedy’s employment is terminated as the result of his death or disability, a benefit equivalent to three years’ salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus three years’ bonus calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan, shall be paid to Mr. Kennedy and/or Mr. Kennedy’s estate or heirs as may be designated by Mr. Kennedy at his sole discretion.

As well, if Mr. Kennedy’s employment is terminated due to his death or disability, Mr. Kennedy and/or Mr. Kennedy’s estate or heirs will receive (i) three years of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (ii) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months.

In the event that the Company provides notice of its intent not to renew the term of the Agreement for an additional one year period following the current August 31, 2009 expiration date of the term of the Agreement, Mr. Kennedy will be entitled to receive (i) a benefit equivalent to one year’s salary, at Mr. Kennedy’s annual salary in effect on the effective date of the event, plus one year’s bonus (calculated based upon Mr. Kennedy’s “at target” bonus under the CEO Incentive Plan), (ii) one year of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination and (iii) reimbursement of COBRA premiums for up to eighteen months and a lump sum payment equal to the cost of reasonably comparable health insurance benefits for six months.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.17	Employment Agreement for Kevin J. Kennedy approved and executed October 2, 2007.
10.18	Form of Deferred Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

Date: October 9, 2007	By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
10.17	Employment Agreement for Kevin J. Kennedy approved and executed October 2, 2007.
10.18	Form of Deferred Stock Unit Award Agreement.